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                                                                      EXHIBIT 24

                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in Registration Statements on Form S-3 (Registration No. 33-35242 and 33-74052) and Form S-8 (Registration Nos. 2-99035, 33-15640, 33-51914, 33-45785, 33-29992, 33-79954 and 33-79956) of
our reports dated November 30, 1994 on the consolidated financial statements and schedules included in the annual report on Form 10\KA of Pharmaceutical Resources, Inc. as at and for the year ended October 1, 1994.

/s/ Richard A. Eisner & Company, LLP

New York, New York
January 30, 1995